Exhibit 23.1

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                       [L.P. MARTIN & COMPANY LETTERHEAD]
                             PHONE: (804) 346-2626
                             FAX: (804) 346-9311

                       Consent of Independent Auditors'





The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia


         We consent to the use of our report dated May 21, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Polo Run Apartments for the twelve month period ended February 28, 1997, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Residential Income Trust, Inc.



                                        /s/ L.P. MARTIN & CO., P.C.


Richmond, Virginia
June 9, 1997